UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2026

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Introduction
As more fully described below, on February 15, 2026, Blue Bird Corporation, a Delaware corporation, by and through its wholly-owned subsidiary, Blue Bird Body Company, a Georgia Corporation (collectively “Blue Bird”) entered into an agreement to acquire the 50% interest in the Micro Bird joint venture owned by the Girardin Group. At the closing, Blue Bird will own 100% of the Micro Bird joint venture.
Micro Bird Business Share Purchase Agreement
On February 15, 2026, Blue Bird entered into a Share Purchase Agreement (the “Purchase Agreement”), with (i) the AG 2014 Trust (“AG Trust”), the SG 2014 Trust (“SG Trust”), and the DG 2014 Trust (“DG Trust” and collectively with AG Trust and SG Trust, the “Trusts”), Groupe Autobus Girardin Ltée, a corporation existing under the federal laws of Canada (“GAG”), Girardin Minibus JV 2 Inc., a corporation existing under the laws of the Province of Québec (the “MB US Seller” and together with the Trusts and GAG, the “Sellers” and each, a “Seller”), to acquire 100% of the issued and outstanding Equity Securities of Girardin Minibus JV Inc., a corporation existing under the laws of the Province of Québec (“MB Canada Target”) and 100% of the issued and outstanding Equity Securities of Girardin Minibus JV 2 USA Inc., a Delaware corporation (“MB US Target”)(together with MB Canada Target, the “Micro Bird Targets” and each, a “Target”) in exchange for an aggregate purchase price of $198,237,010, subject to certain closing adjustments (the “Purchase Price”).
Each of the Micro Bird Targets owns fifty percent of the outstanding shares of Micro Bird Holdings, Inc. (“Micro Bird Canada”) and Micro Bird USA Holding LLC (“Micro Bird US”) respectively (together Micro Bird Canada and Micro Bid US are collectively referred to as the “Micro Bird Business”).
Under the terms of the Purchase Agreement, the Purchase Price is to be paid as follows: (i) 30% of the Purchase Price (the “Cash Consideration”) paid as cash at closing and (ii) 70% of the Purchase Price (the “Stock Consideration”) paid through the issuance at closing of a combination of (1) 2,702,180 Class A non-voting exchangeable common shares in the capital of MB ExchangeCo, a newly formed subsidiary of Blue Bird existing under the laws of the Province of Ontario (“MB ExchangeCo”) (the Exchangeable Shares”), which are exchangeable on a one-to-one basis into shares of Blue Bird common stock, and (b) one share of Preferred Stock of Blue Bird with voting rights equivalent to Blue Bird common stock equal to the number of Exchangeable Shares outstanding at any time. The issuance of Exchangeable Shares is intended to minimize certain adverse Canadian tax consequences for certain of the Sellers.
The Exchangeable Shares are not transferable without Blue Bird’s consent. In addition, the Exchangeable Shares and any shares of Blue Bird common stock issued upon the exchange of the Exchangeable Shares will be subject to a contractual lock-up as follows: no transfers of the shares may occur for a period of six months following the Closing Date. Thereafter, (i) 17.9% of the shares will be released from lock-up six months following the Closing Date, (ii) an additional 17.9% of the shares will be released from lock-up on or the first (1st) anniversary of the Closing Date, (iii) an additional 17.9% of the shares will be released from lock-up eighteen months following the Closing Date, (iv) an additional 27.8% of the shares will be released from lock-up on second anniversary of the Closing Date, and (v) the remaining shares will be released from lock-up on the third anniversary of the Closing Date.
The issuance of the Exchangeable Shares will not be registered under the Securities Act of 1933. Blue Bird has agreed to file with the SEC and use commercially reasonable efforts to remain effective a Registration Statement covering the resale of the Blue Bird common stock issued upon the exchange of the Exchangeable Shares while the Exchangeable Shares remain outstanding.
The Exchangeable Shares issued by MB ExchangeCo have no rights with respect to MB ExchangeCo, other than the right to exchange into shares of Blue Bird common stock. This right requires MB ExchangeCo to redeem Exchangeable Shares upon the request of the holder for a redemption price equal to one share of Blue Bird common stock for each Exchangeable Share redeemed, plus any unpaid dividends. The holders receiving the Exchangeable Shares will be issued a corresponding Preferred Voting Share allowing them to vote on an equal basis with common stockholders at Blue Bird’s stockholder meetings in an amount equal to the number of Exchangeable Shares held by those holders.
The parties made customary representations, warranties and covenants in the Purchase Agreement, including, but not limited to, the agreement of the parties to indemnify each other for certain breaches of representations and covenants, as well as other pre-closing matters.
The representations and warranties that the parties made to each other in the Purchase Agreement are as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Purchase Agreement, the Purchase Agreement is not intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties contained in the Purchase Agreement were made only for purposes of such Purchase Agreement, are solely for the benefit of the parties to such Purchase Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties.

The representations and warranties in the Purchase Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Blue Bird’s public disclosures.
At the closing of the transactions contemplated by the Purchase Agreement, Blue Bird will also acquire from the Girardin Group the manufacturing facility and related real property operated by Micro Bird in Plattsburg, New York, for approximately $16.5 million. In addition, the Sellers will be required to agree, subject to certain exceptions, to not directly or indirectly, engage (whether as a shareholder, owner, partner, officer, manager, director, trustee, employee, consultant, or otherwise) in the business of design, building, and manufacturing of Type A, Type B, Type C or Type D, shuttle, or commercial buses, or stripped chassis or other buses or vehicles that are competing with Type A, Type B, Type C or Type D, shuttle, or commercial buses, or stripped chassis for a period of five years after closing.
Blue Bird has filed the Purchase Agreement as Exhibit 2.1 to this current report on Form 8-K, which is incorporated herein by reference. The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement. The Purchase Agreement is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Blue Bird, the Sellers, or the Micro Bird Business.
Arrangements Relating to the Exchangeable Shares
As a condition of the closing of the acquisition of the Micro Bird Targets, Blue Bird will enter into an Exchange and Support Agreement (the “Support Agreement”) with the holders of the Exchangeable Shares, MB ExchangeCo, and MB Callco. Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares must be provided economic benefits to the same extent as holders of Blue Bird common stock in the event of any dividend or other distribution, change, or adjustment relating to Blue Bird common stock (such as a stock split, stock dividend, reclassification or reorganization). Additionally, the Support Agreement contains certain covenants of Blue Bird while the Exchangeable Shares are outstanding, including: (i) not to declare or pay any dividends on its common stock unless MB ExchangeCo simultaneously declares an equivalent dividend for the Exchangeable Shares, (ii) advising MB ExchangeCo in advance of any dividend declaration by Blue Bird, (iii) taking all actions reasonably necessary to enable MB ExchangeCo to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) providing the holders of Exchangeable Shares with voting rights equivalent to the holders of Blue Bird common stock through the issuance of the share of Preferred Voting Stock, and (v) reserving for issuance and keeping available from its authorized common stock such number of shares as may be equal to: (a) the number of Exchangeable Shares issued and outstanding from time to time; and (b) the number of Exchangeable Shares issuable upon the exercise of all rights, if any, to acquire Exchangeable Shares from time to time.
Blue Bird has filed the form of Support Agreement as Exhibit 2.2 to this current report on Form 8-K, which is incorporated herein by reference. The description of the Support Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Support Agreement. The Support Agreement is filed to provide investors with information regarding the respective terms of the agreement and is not intended to provide any other factual information about Blue Bird, the Sellers, or the Micro Bird Business.
Board Election Agreement
As a condition of the closing of the acquisition of the Micro Bird Targets, Blue Bird and the Sellers will also enter into a Board Election Agreement providing for the election of Steve Girardin to the Board of Directors of Blue Bird as a Class III director with a term expiring at the annual stockholder meeting in 2029, and under certain circumstances if Steve Girardin leaves the board prior to such annual meeting to appoint Dave Girardin as his replacement through the 2029 annual meeting. Pursuant to the Board Election Agreement, the Sellers will agree, during such time as Steve Girardin or Dave Girardin is serving on the Board to vote all securities of Blue Bird held by the Sellers in accordance with the Board’s recommendations. The Board Election Agreement will terminate on the earlier of (i) immediately prior to the 2029 annual stockholder meeting and (ii) 90 days after such time as neither Steve Girardin or Dave Girardin is serving on the Board. Blue Bird has filed the form of Board Election Agreement as Exhibit 2.3 to this current report on Form 8-K, which is incorporated herein by reference. The description of the Board Election Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Board Election Agreement.

Item 7.01    Regulation FD Disclosure.

On February 17, 2026, Blue Bird issued a press release announcing its entry into a definitive agreement to acquire and consolidate the Micro Bird Joint Venture. A copy of the press release is included with this report as Exhibit 99.1, including the presentation referenced therein, which is included with this report as Exhibit 99.2.

The information included in this report under the heading “Item 7.01 Regulation FD Disclosure” (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1
Share Purchase Agreement dated as of February 15, 2026, by and among Blue Bird Corporation, by and through its wholly-owned subsidiary, Blue Bird Body Company, and (i) the AG 2014 Trust, the SG One 2014 Trust, and the DG One 2014 Trust and (ii) Groupe Autobus Girardin Ltée and Girardin Minibus JV 2 Inc. (the schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to include supplemental copies of any of the omitted exhibit or schedules upon request by the SEC).

2.2	Form of Exchange and Support Agreement by and among by and among Groupe Autobus Girardin Ltée, Blue Bird Corporation, MB CallCo Inc. and MB ExchangeCo Inc.
2.3	Form of Board Election Agreement by and between Blue Bird Corporation and Groupe Autobus Girardin Ltée.
99.1	Press Release of Blue Bird Corporation dated February 17, 2026.
99.2	Presentation dated February 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: February 17, 2026